                                                                   EXHIBIT 24.1

                                 SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:
AMERICAN INSTITUTE OF                        10 WEST 100 SOUTH, SUITE #700
     CERTIFIED PUBLIC ACCOUNTANTS            SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                          TELEPHONE: (801) 575-8297
     CERTIFIED PUBLIC ACCOUNTANTS            FACSIMILE: (801) 575-8306
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September 3, 1999

Board of Directors
Greenland Corporation
San Diego, California

RE: Consent to Use Our Audited Financial Statements as an Exhibit to S-8 Registration Statement

         This letter serves as our consent to the filing of our audited financial statements of Greenland Corporation, a Nevada corporation, dated April 14, 1999 for the year ending December 31, 1998.

Very Truly Yours,


/s/ Smith & Company
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Smith & Company